Exhibit 99.1

MATADOR RESOURCES COMPANY PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, April 6, 2015 - Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Eagle Ford operations in South Texas and its Permian Basin operations in Southeast New Mexico and West Texas, today is pleased to provide the following update of its ongoing operations.
Production Update
Matador achieved record quarterly production of approximately 2.1 million BOE for the first quarter of 2015. Production for the first quarter of 2015 was almost double the 1.1 million BOE produced in the first quarter of 2014 and up about 10% sequentially from 1.9 million BOE produced in the fourth quarter of 2014. First quarter 2015 production was ahead of the Company’s estimates by about 10% as a result of better-than-expected performance from newly completed wells in both the Delaware Basin and the Eagle Ford shale, as well as earlier completion dates on several Eagle Ford wells leading to less shut-in production during the first quarter.

For the month of March 2015, Matador’s average daily oil equivalent production increased to approximately 25,000 BOE per day for the first time in the Company’s history. In addition, during the last two weeks of March 2015, once the newly completed and temporarily shut-in Eagle Ford wells were placed on production, Matador’s daily oil equivalent production was as high as 29,000 BOE per day and averaged approximately 27,000 BOE per day (51% oil), including 14,000 barrels of oil per day and 80 million cubic feet of natural gas per day.
Permian Basin Update - Southeast New Mexico and West Texas
Rustler Breaks Prospect Area
Matador is pleased to announce the 24-hour initial potential test results from its two most recent completions in the Rustler Breaks prospect area in Eddy County, New Mexico - the Guitar 10-24S-28E RB #202H and the Tiger 14-24S-28E RB #224H wells - which tested two new horizons within the Wolfcamp formation. Based on the encouraging test results reported below, Matador believes it has established commercial production in three Wolfcamp horizons for future development in its Rustler Breaks prospect area and further anticipates that it may soon identify a fourth commercial horizon in this prospect area, the Second Bone Spring, based on both an upcoming Matador test of this formation as well as the results from other operators drilling wells in the Second Bone Spring in the area.

The Guitar 10-24S-28E RB #202H well was drilled and completed in the Wolfcamp “X” sand at the top of the Wolfcamp “A” formation at approximately 9,550 feet true vertical depth. This well has a completed lateral length of 4,232 feet, and Matador completed the well with 18 frac stages, including approximately 164,000 barrels of fluid and 8.3 million pounds of sand. During its 24-hour initial potential test, the Guitar 10-24S-28E RB #202H well flowed 1,273 BOE per day (79% oil), consisting of 1,008 barrels of oil per day and 1.6 million cubic feet of natural gas per day, at 2,190 psi on a 26/64th inch choke. To the Company’s knowledge, this is the first well to test the Wolfcamp “X” sand horizontally in southern Eddy County, New Mexico. This interval is the stratigraphic equivalent of the highly productive Wolfcamp “X” and “Y” intervals being completed in Matador’s Wolf prospect in Loving County, Texas. Matador is very pleased with the test results from the Guitar 10-24S-28E RB #202H well, as these results suggest the Wolfcamp “X” may be another potential completion horizon in this area.

The Tiger 14-24S-28E RB #224H well was drilled and completed in the lower portion of the Wolfcamp “B” formation at approximately 10,500 feet true vertical depth. This Wolfcamp “B” target is approximately 300 feet lower stratigraphically than the zone from which the Rustler Breaks 12-24-27 #1H well, Matador’s initial Wolfcamp “B” well in the Rustler Breaks prospect area, is producing. The Tiger 14-24S-28E RB #224H well has a completed lateral length of 4,376 feet, and Matador completed the well with 21 frac stages, including approximately 170,000 barrels of fluid and 8.8 million pounds of sand. During its 24-hour initial potential test, the well flowed 1,525 BOE per day (43% oil), consisting of 650 barrels of oil per day and 5.3 million cubic feet of natural gas per day, at 3,900 psi on a 26/64th inch choke. This successful test of the lower portion of the Wolfcamp “B” is also encouraging because the Company believes that the upper and lower portions of the Wolfcamp “B” may be even more effectively developed in a staggered “W”-type pattern on 80-acre spacing, similar to Matador’s tests of the Wolfcamp “X” and “Y” sands in the Wolf prospect area.

Matador is currently operating two rigs in the Delaware Basin. One rig will operate in Loving County, Texas on Matador’s Wolf prospect for the remainder of the year, while the second rig will operate in the Rustler Breaks and Ranger prospect areas, as well as drilling several initial wells on the HEYCO acreage. In light of the favorable well results at Rustler Breaks and these initial potential tests, Matador may add a third drilling rig to develop this area of the Delaware Basin in the next six to nine months, depending on commodity prices and improved well economics resulting from higher recoveries, realized savings from various operating efficiencies and cost savings from vendors. The third rig, similar to the two rigs already in operation, would be another state-of-the-art rig specially built for Matador and would be suitable to begin a development program in the Rustler Breaks prospect area. In addition, Matador will soon be drilling its initial Second Bone Spring test in the Rustler Breaks area, a formation already being drilled and completed successfully by other operators in the area. Success in both the Bone Spring and Wolfcamp formations would allow Matador to make optimal use of these newly-built rigs specifically designed for horizontal batch drilling and simultaneous operations to allow Matador the opportunity to conduct drilling and completion operations in both the Bone Spring and Wolfcamp formations at the same time, improving the spud-to-sales cycle times and costs for wells targeting both formations.
Click here for a slide detailing Permian Basin Acreage Position and Recent Test Results
Eagle Ford Shale Update - South Texas
Matador is also pleased to report that in the last two weeks of March 2015, the Company placed on production eight gross (8.0 net) Eagle Ford wells on its Bishop-Brogan properties located adjacent to the Company’s Danysh/Pawelek leases on its central acreage in Karnes County, Texas. These eight wells were developed using the batch drilling method in groups of four wells each on approximately 40-acre spacing and were completed with Matador’s Generation 7 fracture treatment. The eight wells had average initial production rates of 902 BOE per day (88% oil) on 14/64th inch chokes at flowing casing pressures of 3,105 psi, making them some of the best wells Matador has drilled in the Eagle Ford shale play. The combination of operational efficiencies from batch development and other drilling improvements and service cost reductions resulted in an average well cost of approximately $5.3 million for these Bishop-Brogan wells, which was almost 20% below original estimates and resulted in aggregate savings of about $9 million compared to the costs originally budgeted for these eight wells. Matador intends to use many of these improved drilling and completion practices in its Wolf, Ranger, Rustler Breaks and Twin Lakes prospect areas as it continues its delineation and development efforts in its Delaware Basin operations.

As previously disclosed, Matador is temporarily suspending its drilling program in the Eagle Ford shale following the completion of three recently drilled wells in La Salle County, Texas to concentrate its personnel, equipment and capital resources in the Delaware portion of the Permian Basin for the remainder of 2015. The Company is currently completing two wells on its Martin Ranch lease and expects to begin completion operations on a third well located on the Pena lease in mid-April 2015. Matador expects these three wells to be placed on production by early May 2015. Matador has completed its Eagle Ford drilling operations for 2015. Over 95% of the Company’s Eagle Ford acreage is either held by production or not burdened by lease expirations until 2016 or later.
Haynesville Shale Update - Northwest Louisiana
Matador continues to be pleased with the early performance of various Haynesville shale wells being completed and placed on production by a subsidiary of Chesapeake Energy Corporation (“Chesapeake”) in the Company’s Elm Grove properties in Northwest Louisiana. Chesapeake placed seven gross (1.2 net) additional Haynesville shale wells on production in the first quarter of 2015. These wells had initial production rates ranging from 12 to 15 million cubic feet of natural gas per day (gross) at flowing tubing pressures of 6,000 to 8,000 psi. Further, Chesapeake has drilled and completed these wells for an average of $7 to $8 million, below the Company’s expectations. Along with the 14 gross (3.3 net) Haynesville wells Chesapeake placed on production in 2014, these new wells have contributed to a significant increase in Matador’s natural gas production rate from approximately 58 million cubic feet of natural gas per day in the fourth quarter of 2014 to approximately 80 million cubic feet of natural gas per day in the last two weeks of March 2015.

Liquidity Update
At April 3, 2015, the borrowing base under the Company’s revolving credit facility was $450.0 million, based on the lenders’ review of Matador’s proved oil and natural gas reserves at July 31, 2014. At April 3, 2015, the Company had $410.0 million of outstanding long-term borrowings under the Company’s revolving credit facility and approximately $0.6 million in outstanding letters of credit under that facility, with approximately $12.0 million of additional indebtedness assumed in connection with the Company’s February 2015 merger with Harvey E. Yates Company (“HEYCO”). Matador’s bank group is currently completing the Spring 2015 redetermination of its borrowing base, and the Company expects its borrowing base will be reaffirmed at $450.0 million and its conforming borrowing base will be reaffirmed at $375.0 million.
Hedging Positions
From time to time, Matador uses derivative financial instruments to mitigate its exposure to commodity price risk associated with oil, natural gas and natural gas liquids prices and to protect its cash flows and borrowing capacity.
At April 3, 2015, Matador had the following hedges in place, in the form of costless collars and swaps, for the remainder of 2015.

•	Approximately 1.3 million barrels of oil at a weighted average floor price of $83 per barrel and a weighted average ceiling price of $100 per barrel.

•	Approximately 11.3 billion cubic feet of natural gas at a weighted average floor price of $3.27 per MMBtu and a weighted average ceiling price of $3.96 per MMBtu.

•	Approximately 2.9 million gallons of natural gas liquids at a weighted average price of $1.02 per gallon.

Matador estimates that it has approximately 40% of its anticipated oil production and approximately 70% of its anticipated natural gas production hedged for the remainder of 2015.

At April 3, 2015, Matador had the following hedges in place, in the form of costless collars and swaps, for 2016.

•	Approximately 2.4 billion cubic feet of natural gas at a weighted average floor price of $2.75 per MMBtu and a weighted average ceiling price of $3.50 per MMBtu.
Approval of Charter Amendment
The Company is pleased to announce that at its special meeting of shareholders held on April 2, 2015, the Company’s shareholders approved an amendment to the Amended and Restated Certificate of Formation of the Company to increase the amount of authorized common stock from 80,000,000 shares to 120,000,000 shares and correspondingly increase the aggregate number of authorized shares from 82,000,000 shares to 122,000,000 shares (the “Amendment”). Following receipt of confirmation of the filing of the Amendment with the Secretary of State of the State of Texas, all of the shares of the Company’s new class of Series A Convertible Preferred Stock that were issued to HEYCO Energy Group, Inc. upon the closing of the Company’s recent merger with HEYCO will be converted into shares of the Company’s common stock. Following this conversion, the Company will have no shares of preferred stock issued and outstanding. The owners of over 80% of the Company’s outstanding shares of common stock responded to the proposal and voted. Of those voting, over 99% of the shares were voted in favor of the Amendment. The staff and the Board of Directors of the Company greatly appreciate the significant show of support and confidence by its shareholders as reflected in the overwhelming approval of the Amendment, which was an important component of the HEYCO merger and Matador’s plans moving forward.
2015 Guidance Affirmation
Matador reaffirms the 2015 guidance estimates previously announced at its Analyst Day presentation on February 5, 2015 and reaffirmed on March 2, 2015, including (1) capital expenditures of $350 million (excluding the HEYCO merger), (2) total oil production of 4.0 to 4.2 million barrels, (3) total natural gas production of 24.0 to 26.0 billion cubic feet, (4) oil and natural gas revenues of $270 to $290 million and (5) Adjusted EBITDA of $200 to $220 million. Oil and natural gas revenues and Adjusted EBITDA guidance are based on an estimated weighted average realized oil price of $50.00 per barrel and an estimated weighted average realized natural gas price of $3.00 per thousand cubic feet for 2015.

About Matador Resources Company
Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Eagle Ford shale play in South Texas and the Wolfcamp and Bone Spring plays in the Permian Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. At April 3, 2015, Matador has two drilling rigs operating in Southeast New Mexico and West Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the HEYCO merger; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contact Information
Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com

Permian Basin Acreage Position and Recent Test Results

TWIN LAKES
42,538 gross / 29,073 net acres
RUSTLER BREAKS
64,513 gross / 27,775 net acres
RANGER
28,994 gross / 16,307 net acres
IP = 1,273 BOE/d
Wolfcamp "X" ("A")
IP = 1,525 BOE/d
Wolfcamp "B"
IP = 1,268 BOE/d
Wolfcamp "X" ("A")
IP = 1,377 BOE/d
Wolfcamp "Y" ("A")
WOLF / LOVING AREA
11,274 gross / 7,877 net acres
EDDY
LEA
LOVING
WARD
Matador Resources Acreage
HEYCO Acreage
Location of Matador Well

Permian Basin Total	
Gross Acres	152,370 acres
Net Acres	85,375 acres

Successful performance of initial horizontal wells[1]

	Well	Cumulative Production Months	Cumulative Production Oil Eq. (BOE)	Cumulative Production % Oil	Current Production Oil (Bbl/d)	Current Production Natural Gas (Mcf/d)	EUR[2] (MBOE)
1	Ranger 33 State Com #1H (2nd Bone Spring)	15	184,000	91%	190	130	600
2	Dorothy White #1H (Wolfcamp "X")	12.5	310,000	66%	450	1,700	1,000
3	Rustler Breaks 12-24-27 #1H (Wolfcamp "B")	9	134,000	43%	140	1,250	600
4	Norton Schaub #1H (Wolfcamp "X")	6	122,000	69%	500	1,600	700
5	Pickard State 20-18-34 #1H (2nd Bone Spring)	6	71,000	92%	330	180	400
6	Johnson 44-02S-B53 #204H (Wolfcamp "X")	4	117,000	65%	530	1,800	800
7	Pickard State 20-18-34 #2H (Wolfcamp "D")	7	35,000	86%	125	200	200
8	Jim Rolfe 22-18-34 RN State #131Y (3rd Bone Spring)	3	8,000	95%	44	10	70

Recent activity and 24-hour initial potential tests

	Well	Date	Oil Eq. (BOE/d)	Oil (Bbl/d)	Natural Gas (Mcf/d)	% Oil	P_f[3] (psi)	Choke (inches)
9	Arno #1H (Wolfcamp "X")	Mid-Sept 2014	1,110	300	4,900	27%	4,100	26/64[4]
10	Norton Schaub 84-TTT-B33 WF #2010H (Wolfcamp "A")	Late Dec 2014	875	608	1,600	69%	2,600	28/64[4]
11	Barnett 90-TTT-B01-WF #201H (Wolfcamp "X")	Early Mar 2015	1,268	720	3,300	57%	3,225	26/64[4]
12	Barnett 90-TTT-B01-WF #205H (Wolfcamp "Y")	Mid-Feb 2015	1,377	738	3,800	54%	3,475	26/64[4]
13	Guitar 10-24S-28E RB #202H (Wolfcamp "X")	Early Apr 2015	1,273	1,008	1,600	79%	2,190	26/64[4]
14	Tiger 14-24S-28E RB #224H (Wolfcamp "B")	Early Apr 2015	1,525	650	5,300	43%	3,900	26/64[4]

Note: All acreage at February 27, 2015. Some tracts not shown on map.
(1) As of January 31, 2015.
(2) Estimated ultimate recovery, thousands of barrels of oil equivalent.
(3) Flowing surface pressure.